EXHIBIT 99.1

For further information:
Lori A. Gwizdala, CFO
Chemical Financial Corporation
989 839 5358

For Immediate Release

Chemical Financial Corporation Reports Fourth Quarter 2006 Earnings

          MIDLAND, Mich., January 26, 2007 -- Chemical Financial Corporation's (Nasdaq: CHFC) Board of Directors today announced 2006 fourth quarter net income of $11.2 million, or $0.45 per diluted share, versus net income of $12.6 million, or $0.50 per diluted share, in the fourth quarter of 2005.

          Net income was $46.8 million, or $1.88 per diluted share, for the twelve months ended December 31, 2006, compared to net income of $52.9 million, or $2.10 per diluted share, for the twelve months ended December 31, 2005.

          "The quarter's financial performance continued to be impacted by a flat yield curve, a struggling state economy and fierce deposit pricing competition. Increases in noninterest income and reductions in operating expenses were more than offset by a decrease in net interest income and a higher provision for loan losses, resulting in lower net income," said David B. Ramaker, Chairman, President and Chief Executive Officer of Chemical Financial Corporation. "During the fourth quarter, we took steps to better position the Company for 2007 by repositioning our investment securities portfolio and reducing nonperforming assets."

          "We are confident that our completed internal consolidation initiatives, the continued branch expansion and facilities improvements in key markets and the positive early results from our system-wide sales and service training program, will contribute to building franchise value going forward," added Ramaker.

          Net interest income was $32.7 million in the fourth quarter of 2006, a decrease of 6.8 percent from fourth quarter 2005 net interest income of $35.1 million. The decrease in net interest income was attributable primarily to the decrease in net interest margin. The net interest margin (on a tax-equivalent basis) in the fourth quarter of 2006 was 3.73 percent, down from 3.99 percent in the fourth quarter of 2005 and 3.74 percent in the third quarter of 2006. The decline in net interest margin was primarily attributable to increases in rates paid on interest-bearing liabilities exceeding increases in rates earned on interest-earning assets, as deposits re-priced more rapidly than loans in the rising interest rate environment experienced in the past 12 months. The Company continues to experience strong competition for deposits in the markets it serves, which when combined with the increased interest rate environment during 2006, limits the Company's ability to utilize deposit pricing as a means through which to control interest expense.

          Total assets were $3.79 billion at December 31, 2006, down from $3.84 billion at September 30, 2006 and up slightly from $3.75 billion at December 31, 2005. At December 31, 2006, total loans were $2.81 billion, versus $2.82 billion at September 30, 2006 and $2.71 billion at December 31, 2005. With the exception of a modest decline in real estate construction loans, the Company has seen moderate growth across all loan types during the past year, which was partially attributable to the branch acquisitions completed in August 2006. Investment securities were $615 million at December 31,

2006, down from $638 million at September 30, 2006 and $722 million at December 31, 2005. The decrease in investment securities was primarily attributable to the Company using excess liquidity from maturing investment securities to fund higher yielding loan growth and the sale of investment securities in the fourth quarter.

          Total deposits were $2.90 billion at December 31, 2006, down slightly from $2.96 billion at September 30, 2006 and up from $2.82 billion at December 31, 2005. Wholesale borrowings, primarily Federal Home Loan Bank advances, totaled $175 million at December 31, 2006, down $90 million, or 34%, from $265 million at December 31, 2005.

          The provision for loan losses was $2.590 million in the fourth quarter of 2006, compared to $1.750 million in the third quarter of 2006 and $1.325 million in the fourth quarter of 2005. Net loan charge-offs were $3.84 million in the fourth quarter of 2006, compared to $0.44 million in the third quarter of 2006 and $1.78 million in the fourth quarter of 2005. The increase in the provision for loan losses in the fourth quarter of 2006, as compared to the previous quarter, was primarily reflective of increased net loan charge-offs in the fourth quarter of 2006. The two largest loan charge-offs recognized in the fourth quarter of 2006 were a $1.1 million write-down of a commercial real estate loan secured by a restaurant and a $0.4 million write-down of a commercial real estate loan secured by a residential condominium project. The Company's total specific allowance on impaired loans decreased $1.43 million during the fourth quarter of 2006 to $0.90 million at December 31, 2006 from $2.33 million at September 30, 2006. The allowance for loan losses of $34.1 million at December 31, 2006 was 1.21 percent of total loans, down from 1.25 percent of total loans at September 30, 2006 and 1.26 percent of total loans at December 31, 2005. At December 31, 2006, nonperforming loans as a percentage of total loans were 0.96 percent, down from 1.16 percent at September 30, 2006 and up from 0.73 percent at December 31, 2005.

          At December 31, 2006, nonperforming assets totaled $35.8 million, down from $42.7 million at September 30, 2006, although up from $26.5 million at December 31, 2005. The $6.9 million decrease in nonperforming assets from the previous quarter's end was due partially to the charge-off of a portion of the nonperforming loan portfolio and a $1.2 million reduction in repossessed assets.

          Total noninterest income was $9.9 million in the fourth quarter of 2006, up $0.9 million, or 10 percent, from $9.0 million in the fourth quarter of 2005. An increase in other charges and fees for customer services and a gain on the sale of loans more than offset an increase in the losses on the sale of investment securities. During the fourth quarter of 2006, the Company recognized a $1.1 million gain attributable to the sale of $15 million in long-term fixed interest rate mortgage loans that were acquired in the third quarter 2006 branch acquisition transaction. In addition, during the fourth quarter of 2006, the Company incurred losses on the sale of investment securities totaling $1.33 million. In comparison, investment securities losses were $0.633 million in the fourth quarter of 2005, while there were no investment securities gains or losses in the third quarter of 2006. The fourth quarter 2006 investment securities losses were incurred in conjunction with a realignment of the Company's investment securities portfolio, as part of its interest rate risk management program. During the fourth quarter of 2006, the Company sold $68 million in U.S. Treasury and Agency securities at an average yield of

3.12 percent and invested the proceeds in the same type securities with a slightly longer duration at an average yield of 4.81 percent.

          As a result of the Company's focus on expense controls, along with savings generated through the internal consolidation and branch realignment initiatives undertaken in 2006, operating expenses were slightly lower in 2006 than in 2005. Operating expenses were $23.5 million in the fourth quarter of 2006, down $0.4 million, or 1.7 percent, from the fourth quarter of 2005, and down $0.7 million, or 3.0 percent, from $24.2 million in the third quarter of 2006. The Company's efficiency ratio was 54.4 percent in the fourth quarter of 2006, up from 53.6 percent in the fourth quarter of 2005, although down from 56.1 percent in the third quarter of 2006. The increase in the efficiency ratio from the prior year was primarily attributable to the decrease in net interest income. Operating expenses were $97.9 million in 2006, down $0.6 million, or 0.6 percent, from total operating expenses of $98.5 million in 2005. The reduction in operating expenses in 2006 was primarily driven by a reduction in compensation costs. Total salaries, wages and employee benefits of $56.0 million in 2006 were $0.8 million, or 1.3 percent, lower than in 2005.

          The Company's effective federal income tax rate was 32.0 percent in the fourth quarter of 2006, compared to 33.6 percent in the fourth quarter of 2005. The Company's effective tax rate in the fourth quarter of 2006 declined by 1.1 percent due to the recognition of a tax credit related to its participation/contribution to a community reinvestment project. The Company incurs operating expenses on this project.

          The Company's return on average assets during the fourth quarter of 2006 was 1.18 percent, down from 1.32 percent in the fourth quarter of 2005 and down slightly from 1.20 percent in the third quarter of 2006. At December 31, 2006, the Company's book value stood at $20.74 per share versus $19.98 per share at December 31, 2005. The decline in return on assets combined with the increase in shareholders' equity resulted in a decline in return on average equity to 8.7 percent in the fourth quarter of 2006 from 10.0 percent in the fourth quarter of 2005.

          During the fourth quarter of 2006, the Company adopted the Securities and Exchange Commission's Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" (SAB 108). In accordance with SAB 108, the Company recorded a $4.6 million cumulative increase, net of tax of $2.5 million, to retained earnings as of January 1, 2006. The adoption of SAB 108 increased book value per share $0.18 as of this date. The prior year misstatements related to certain loan origination costs which were expensed rather than capitalized and amortized, expenses which had been accrued that were no longer required, trust fees that had been recorded on a cash basis, and property taxes that were prepaid that had been expensed. Amortization of the aforementioned loan origination costs for 2006 amounted to $0.7 million and was recorded in interest income in the fourth quarter. In addition, during the fourth quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" (SFAS 158). SFAS 158 requires the net amount by which defined benefit and postretirement benefit obligations are over- or underfunded to be reported on the balance sheet, with the offset to accumulated other comprehensive income. The adoption of SFAS 158 changed the accounting for the Company's defined benefit pension, supplemental pension and postretirement benefit plans. In accordance with SFAS 158, the Company recorded a $5.0 million decrease to accumulated other comprehensive income, net of a deferred tax asset of $2.7 million, as of December 31, 2006. The adoption of SFAS 158 decreased book value per share $0.20 as of this date.

          Chemical Financial Corporation is the third largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 127 banking offices spread over 31 counties in the lower peninsula of Michigan. At December 31, 2006, the Company had total assets of $3.79 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

Forward-Looking Statements

          This press release contains forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates and banking laws and regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings and bank consolidations may not be fully realized at all or within the expected time frames. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Chemical undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	December 31, 2006	December 31, 2005
Assets:
Cash due from banks	$135,544	$145,575
Federal funds sold	49,500	6,600
Interest-bearing deposits with unaffiliated banks	5,712	5,321

Investment securities - available for sale	520,867	594,491
Investment securities - held to maturity	94,564	127,806
Total Investment Securities	615,431	722,297
Other securities	22,131	21,051

Loans held for sale	5,667	3,519

Loans:
Commercial loans	545,591	517,852
Real estate commercial loans	726,554	704,684
Real estate construction loans	145,933	158,376
Real estate residential loans	835,263	785,160
Consumer loans	554,319	540,623
Total Loans	2,807,660	2,706,695
Less: Allowance for loan losses	34,098	34,148
Net Loans	2,773,562	2,672,547

Premises and equipment	49,475	45,058
Intangible assets	78,906	71,496
Interest receivable and other assets	53,319	55,852
Total Assets	$3,789,247	$3,749,316

Liabilities:
Noninterest-bearing deposits	$551,177	$542,014
Interest-bearing deposits	2,346,908	2,277,866
Total Deposits	2,898,085	2,819,880
Interest payable and other liabilities	22,159	28,008
Securities sold under agreements to repurchase	178,969	125,598
Reverse repurchase agreements	-	10,000
Federal Home Loan Bank advances - short-term	30,000	68,000
Federal Home Loan Bank advances - long-term	145,072	196,765
Total Liabilities	3,274,285	3,248,251

Shareholders' Equity:
Common stock, $1 par value	24,828	25,079
Surplus	368,554	376,046
Retained earnings	130,530	106,507
Accumulated other comprehensive loss	(8,950)	(6,567)
Total Shareholders' Equity	514,962	501,065
Total Liabilities and Shareholders' Equity	$3,789,247	$3,749,316

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended December 31		Twelve Months Ended December 31
(In thousands, except per share data)	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$48,571	$43,775	$185,598	$164,830
Interest on investment securities:
Taxable	5,867	6,535	24,391	28,289
Nontaxable	665	602	2,557	2,153
Total Interest on Investment Securities	6,532	7,137	26,948	30,442
Dividends on other securities	401	222	1,268	927
Interest on federal funds sold	618	535	2,975	2,121
Interest on deposits with unaffiliated banks	77	243	634	984
Total Interest Income	56,199	51,912	217,423	199,304

Interest Expense:
Interest on deposits	19,509	13,110	69,095	44,632
Interest on securities sold under agreements to repurchase	1,632	759	5,561	2,162
Interest on reverse repurchase agreements	-	93	154	216
Interest on Federal Home Loan Bank advances - short-term	406	374	2,707	643
Interest on Federal Home Loan Bank advances - long-term	1,963	2,516	7,670	9,800
Total Interest Expense	23,510	16,852	85,187	57,453
Net Interest Income	32,689	35,060	132,236	141,851
Provision for loan losses	2,590	1,325	5,200	4,285
Net Interest Income after
Provision for Loan Losses	30,099	33,735	127,036	137,566

Noninterest Income:
Service charges on deposit accounts	5,232	5,235	20,993	20,371
Trust and investment services revenue	2,062	1,946	7,906	7,909
Other charges and fees for customer services	2,330	1,899	9,025	7,883
Mortgage banking revenue	353	371	1,742	1,663
Gain on the sale of loans	1,053	-	1,053	-
Net gains/(losses) on sales of investment securities	(1,330)	(633)	(1,330)	541
Other	201	220	758	853
Total Noninterest Income	9,901	9,038	40,147	39,220

Operating Expenses:
Salaries, wages and employee benefits	13,426	13,225	56,012	56,766
Occupancy and equipment	4,711	4,535	18,702	18,288
Other	5,344	6,118	23,160	23,409
Total Operating Expenses	23,481	23,878	97,874	98,463
Income Before Income Taxes	16,519	18,895	69,309	78,323
Provision for federal income taxes	5,291	6,341	22,465	25,445
Net Income	$11,228	$12,554	$46,844	$52,878

Net income per share:
Basic	$0.45	$0.50	$1.88	$2.10
Diluted	0.45	0.50	1.88	2.10

Cash dividends per share	$0.275	$0.265	$1.100	$1.060

Average shares outstanding:
Basic	24,814	25,085	24,921	25,138
Diluted	24,845	25,137	24,955	25,193

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended December 31		Twelve Months Ended December 31
(Dollars in thousands)	2006	2005	2006	2005
Average Balances
Total assets	$3,780,518	$3,770,911	$3,763,067	$3,788,469
Total interest-earning assets	3,531,762	3,534,262	3,521,489	3,550,695
Total loans	2,831,536	2,706,300	2,767,114	2,641,465
Total deposits	2,888,243	2,847,645	2,861,916	2,886,209
Total interest-bearing liabilities	2,697,451	2,692,834	2,692,410	2,718,267
Total shareholders' equity	511,891	498,745	505,683	493,419

	Three Months Ended December 31		Twelve Months Ended December 31
	2006	2005	2006	2005
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.73%	3.99%	3.82%	4.04%
Efficiency ratio	54.4%	53.6%	56.1%	54.2%
Return on average assets	1.18%	1.32%	1.24%	1.40%
Return on average shareholders' equity	8.7%	10.0%	9.3%	10.7%
Average shareholders' equity as a
percent of average assets	13.5%	13.2%	13.4%	13.0%
Tangible shareholders' equity as a
percent of total assets			11.8%	11.7%
Total risk-based capital ratio			17.6%	17.8%

	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Credit Quality Statistics
Nonaccrual loans	$20,239	$23,113	$17,636	$13,902	$14,561
Loans 90 or more days past due
and still accruing	6,671	9,505	9,618	5,773	5,136
Total nonperforming loans	26,910	32,618	27,254	19,675	19,697
Repossessed assets (RA)	8,852	10,062	9,615	7,905	6,801
Total nonperforming assets	35,762	42,680	36,869	27,580	26,498
Net loan charge-offs (year-to-date)	5,650	1,810	1,370	454	4,303

Allowance for loan losses as a
percent of total loans	1.21%	1.25%	1.22%	1.27%	1.26%
Allowance for loan losses as a
percent of nonperforming loans	127%	108%	123%	174%	173%
Nonperforming loans as a
percent of total loans	0.96%	1.16%	0.99%	0.73%	0.73%
Nonperforming assets as a
percent of total loans plus RA	1.27%	1.51%	1.33%	1.02%	0.98%
Nonperforming assets as a
percent of total assets	0.94%	1.11%	0.99%	0.74%	0.71%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.20%	0.09%	0.10%	0.07%	0.16%

	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Additional Data
Goodwill	$70,129	$70,999	$63,293	$63,293	$63,293
Core deposits and other intangibles	6,379	7,030	4,743	5,246	5,780
Mortgage servicing rights (MSR)	2,398	2,533	2,193	2,283	2,423
Amortization of intangibles (quarter-to-date)	857	618	683	718	776

Chemical Financial Corporation Announces Fourth Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	4th Qtr. 2006	3rd Qtr. 2006	2nd Qtr. 2006	1st Qtr. 2006	4th Qtr. 2005
Summary of Operations
(In thousands)
Interest income	$56,199	$55,556	$53,391	$52,277	$51,912
Interest expense	23,510	22,817	20,174	18,686	16,852
Net interest income	32,689	32,739	33,217	33,591	35,060
Provision for loan losses	2,590	1,750	400	460	1,325
Net interest income after provision
for loan losses	30,099	30,989	32,817	33,131	33,735
Noninterest income	9,901	9,896	10,518	9,832	9,038
Noninterest expense	23,481	24,196	25,076	25,121	23,878
Income taxes	5,291	5,199	6,030	5,945	6,341
Net income	11,228	11,490	12,229	11,897	12,554

Per Common Share Data
Net income:
Basic	$0.45	$0.46	$0.49	$0.47	$0.50
Diluted	0.45	0.46	0.49	0.47	0.50
Cash dividends	0.275	0.275	0.275	0.275	0.265
Book value	20.74	20.51	20.14	20.10	19.98